                     STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
                                ATTORNEYS AT LAW

WANDA RAGAN ANTHONY
RUSSELL M. BLAIN
W. GREGORY GOLSON                                          110 MADISON STREET
ALBERT D F. GOMEZ, Jr                                           SUITE 200
STEPHEN R. LESUE                                       TAMPA, FLORIDA 33602-4700
CHARLES A. POSTLER
RICHARD C. PROSSER                                            (813) 229-0144
HARLEY E. RIEDEL, Jr                                        FAX (913) 229-1811
DON M. SNCHMR
SCOTR A. SNCHMR


November 13, 1995






Via Hand-Delivery
-----------------

     Mr. Marvin Nolley
     GLADSTONES GRILLED CHICKEN
     Tampa Street
     Tampa, Florida 33602

          Re: The certain Retail Lease dated April 27, 1990, by and between City Towers of Florida, Inc. and Gladstone's Grilled Chicken, Inc.

     Dear Marvin:

     By execution of this letter, Madison Street Properties, Inc., as assignee of City Towers of Florida, Inc. ("Landlord") and Gladstones Grilled Chicken agree that the above-referenced existing lease for the space located in the 110 Madison Building in Downtown Tampa will be extended under all the same terms and conditions (except as set forth below) for a period of five (5) years (a copy of said lease is attached hereto as Exhibit "A". The commencement date is October 1, 1995, and the new termination date will be September 30, 2000. The base rent in the lease will be $3,200.00 per month with a $200 credit for food allowance each month. The rent will remain the same for the first year of the lease. Thereafter, the base rent will increase or decrease by one-half of the increase or decrease in the consumer price index for the preceding year. The food allowance shall be cumulative from month-to-month throughout this lease term, but any cumulative unused amount shall expire at the end of the lease term unless otherwise agreed. Gladstone's Grilled Chicken, Inc., may continue to use their existing parking spaces for as long as the lot is used as a parking lot.

         Gladstone's Grilled Chicken, Inc., hereby acknowledges that it owes back rent in the amount of $50, 000. Gladstone's Grilled Chicken, Inc., hereby agrees that, in addition to the Landlord's lien, which Landlord has to secure the payment of this amount, Landlord shall have a security interest in all assets of Gladstone's Grilled Chicken, Inc., to secure the payment of this

Mr. Marvin Nolley
November 13, 1995

Page 2


     $50,000 amount. Gladstone's Grilled Chicken, Inc., agrees to execute such further documents as Landlord may require to evidence or perfect such lien and authorizes Landlord to execute, in its name, a UCC-1 financing statement with respect to such lien. If Gladstone's Grilled Chicken, Inc., faithfully performs each and every obligation under the renewed lease, including the payment of monthly rent, then no payment shall be required on account of this $50,000 past-due rental amount, and Landlord agrees that at the end of this lease term, Landlord shall release said lien and deem the past-due amount paid in full, provided that Gladstone's Grilled Chicken, Inc., has been in full compliance under the terms of this lease. Landlord agrees that Gladstone's Grilled Chicken, Inc., shall be credited $10,000 annually against the $50,000 debt.

     It shall also be the obligation of Gladstone's Grilled Chicken, Inc., to maintain the common areas used by it for the delivery of its product, specifically the doors, corridors, and floors in the back entry to the building, in a clean, safe, and well-maintained fashion. It shall be the obligation of Gladstone's Grilled Chicken, Inc., to provide such security devices as the Landlord may reasonably require with respect to all garbage and garbage containers and to place such garbage containers in the location that Landlord may require.

     Upon your execution of this letter, this will create an extension of the existing lease and the terms set forth herein.

                                                       Very Truly yours,

                                                             /s/
                                                       ----------------
                                                       Harley E. Riedel


HER:jr
Enclosure

AGREED TO AND ACCEPTED:

GLADSTONES GRILLED  CHICKEN

By:        /S/
   -------------------
        Marvin Nolley
        As its President
        Dated:  Nov. 13, 1995
        her\gladstone.it2